SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                             -------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                          ASSET ALLIANCE CORPORATION
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                                      13-3888903
  ----------------------                          -------------------
 (State of incorporation                          (I.R.S. Employer
   or organization)                               Identification No.)


   800 Third Avenue, New York, New York                 10022
 ----------------------------------------            ---------
 (Address of principal executive offices)            (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class            Name of each exchange on which
      to be so registered            each class is to be registered
      -------------------            -------------------------------

            If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check the following box. [   ]

            If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ X ]

            Securities Act registration statement file number to which this form relates: 333-48723


            Securities to be registered pursuant to Section 12(g) of the
Act:

                   Common Stock, par value $.01 per share
                   --------------------------------------
                              (Title of class)




               INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
         REGISTERED

         Capital Stock

         The information required by Item 202 of Regulation S-K is provided under the heading "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-48723), as initially filed with the Securities and Exchange Commission on March 26, 1998, and as amended on May 13, 1998 and June 3, 1998 (as so amended, the "Registration Statement"). Such portion of the Registration Statement is hereby incorporated by reference and made a part hereof.


ITEM 2  EXHIBITS

        1. Amended and Restated Certificate of Incorporation of the Registrant (included as Exhibit 3.1 to the Registration Statement and incorporated by reference herein).

        2.    Amended and Restated By-Laws of the Registrant (included as
              Exhibit 3.2 to the Registration Statement and incorporated by reference herein).

        3. Specimen Certificate representing the Common Stock, $.01 par value, of the Registrant (included as Exhibit 4.1 to the Registration Statement and incorporated by reference herein).

        4. Shareholders' Agreement dated as of July 8, 1996 among Bruce H. Lipnick, Arnold L. Mintz, AJG Financial Services, Inc.,
              Arthur J. Gallagher & Co. and the Company (included as
              Exhibit 4.3 to the Registration Statement and incorporated by reference herein).

        5. Registration Rights Agreement dated as of February 27, 1998 by and among the Company, John I. Bloomberg, Robert M. Poole, Daniel P. Wimsatt, Richard Hornbuckle and Steven Brase (included as Exhibit 4.4 to the Registration Statement and incorporated by reference herein).

        6. Registration and Tag Along Rights Agreement dated as of October 1, 1996 among the Company, Trust Advisory Group, Inc., Arnold
              L. Mintz and Bruce H. Lipnick (included as Exhibit 4.5 to the Registration Statement and incorporated by reference herein).

        7. Registration Rights Agreement dated as of March 11, 1997 among the Company, Silverado Capital Management LLC and Jeffrey Cohen (included as Exhibit 4.6 to the Registration Statement and incorporated by reference herein).

        8. Registration Rights Agreement dated as of April 28, 1998 by and among the Company, JMG Capital Management, Inc., Pacific Assets Management, Inc., Jonathan M. Glaser, Roger Richter and Daniel
              A. David (included as Exhibit 4.7 to the Registration Statement and incorporated by reference herein).

        9. Form of Registration Rights Agreement to be executed in connection with the Company's investment in Metropolitan Capital Managers LLC, Metropolitan Capital Managers II LLC and Metropolitan Capital Advisors LLC (included as Exhibit 4.16 to the Registration Statement and incorporated by reference herein).





                                 SIGNATURE


   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              ASSET ALLIANCE CORPORATION



                              By: /s/ Arnold L. Mintz
                                 ---------------------------------
                                 Name:  Arnold L. Mintz
                                 Title: Executive Vice President,
                                        Chief Operating Officer
                                        and Secretary



Dated:  June 22, 1998